UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

May 18, 2016

CME GROUP INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31553	36-4459170
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 South Wacker Drive

Chicago, Illinois 60606

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 930-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the close of business on March 22, 2016, the record date of the Annual Meeting, the Company had 338,632,636 shares of Class A and Class B common stock issued and outstanding. The holders of a total of 283,003,154 shares of Class A and Class B common stock were present at the Annual Meeting, either in person or by proxy, which total constituted approximately 83.57% of the issued and outstanding shares on the record date for the Annual Meeting. Additionally, 42.56% of the Class B-1, 42.43% of the Class B-2 and 40.79% of the Class B-3 shares of common stock were present at the Annual Meeting, either in person or by proxy.

The results of the proposals are as follows:

1.	The election of seventeen Equity Directors to serve until 2017 (elected by the Class A and Class B shareholders voting together as a single class):

Name	Votes For	Against	Abstain
Terrence A. Duffy	251,703,266	3,624,688	635,701
Phupinder S. Gill	252,816,969	2,661,865	484,821
Timothy S. Bitsberger	252,694,285	2,438,215	831,155
Charles P. Carey	251,425,139	2,245,007	2,293,509
Dennis H. Chookaszian	249,652,696	5,476,613	834,346
Ana Dutra	252,604,537	2,275,789	1,083,329
Martin J. Gepsman	246,808,677	6,747,697	2,407,281
Larry G. Gerdes	250,078,724	3,318,430	2,566,501
Daniel R. Glickman	248,951,411	6,150,167	862,077
Leo Melamed	230,213,448	23,523,990	2,226,217
William P. Miller II	249,520,617	3,979,793	2,463,245
James E. Oliff	249,026,734	4,561,759	2,375,162
Alex J. Pollock	249,174,252	5,814,181	975,222
John F. Sandner	248,994,019	4,755,329	2,214,307
Terry L. Savage	250,607,367	4,646,551	709,737
William R. Shepard	225,814,595	27,925,576	2,223,484
Dennis A. Suskind	252,432,198	2,656,861	874,596

There were a total of 27,039,499 broker non-votes in this proposal.

2.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent public accounting firm for 2016 (ratified by the Class A and Class B shareholders voting together as a single class):

Votes For	Votes Against	Abstentions
280,229,122	2,279,719	494,313

3.	The approval, by advisory vote, of the compensation of the Company’s named executive officers (approved by the Class A and Class B shareholders voting together as a single class):

Votes For	Votes Against	Abstentions
245,426,520	9,040,620	1,496,515

There were a total of 27,039,499 broker non-votes in this proposal.

4.	The election of Class B Directors:

a.	The election of three Class B-1 Directors to serve until 2017 from a slate of five nominees (the nominees in bold were elected by the Class B-1 shareholders):

Name	Votes For	Votes Against	Abstentions
Jeffrey M. Bernacchi	178	24	47
Michael J. Downs	50	54	145
William W. Hobert	132	29	88
Douglas M. Monieson	106	30	113
Jeremy J. Perlow	45	52	152
Howard J. Siegel	155	35	59

b.	The election of two Class B-2 Directors to serve until 2017 from a slate of four nominees (the nominees in bold were elected by the Class B-2 shareholders):

Name	Votes For	Votes Against	Abstentions
Patrick W. Maloney	135	48	135
Ronald A. Pankau	179	29	110
David J. Wescott	232	27	59
James J. Zellinger	58	62	198

c.	The election of one Class B-3 Director to serve until 2017 from a slate of three nominees (the nominee in bold was elected by the Class B-3 shareholders):

Name	Votes For	Votes Against	Abstentions
Bradley P. Cohen	142	105	232
Elizabeth A. Cook	334	40	105

5.	The election of Class B Nominating Committees:

a.	The election of five members of the Class B-1 Nominating Committee to serve until 2017 from a slate of ten nominees (the nominees in bold were elected by the Class B-1 shareholders):

Name	Votes For	Votes Against	Abstentions
William C. Bauman	120	14	52
Thomas A. Bentley	107	19	60
Bradley S. Glass	113	19	54
Joseph H. Gressel	103	24	59
Mark S. Kobilca	67	34	85
Gary T. Lark	87	29	70
W. Winfred Moore II	82	20	84
William J. Rinn III	51	30	105
Michael J. Small	44	38	104
Michael G. Sundermeier	48	27	111

b.	The election of five members of the Class B-2 Nominating Committee to serve until 2017 from a slate of seven nominees (the nominees in bold were elected by the Class B-2 shareholders):

Name	Votes For	Votes Against	Abstentions
Richard J. Duran	150	19	93
Yra G. Harris	210	14	38
Patrick J. Lahey	111	48	103
Patrick J. Mulchrone	206	14	42
Stuart A. Unger	117	48	97
Gregory J. Veselica	145	19	98
Barry D. Ward	127	28	107

c.	The election of five members of the Class B-3 Nominating Committee to serve until 2017 from a slate of ten nominees (the nominees in bold were elected by the Class B-3 shareholders):

Name	Votes For	Votes Against	Abstentions
J. Kenny Carlin	209	41	118
Adam M. Clayman	98	69	201
Bryan P. Cooley	204	44	120
Lester E. Crockett Jr.	170	27	171
Mario J. Florio	178	37	153
Christopher P. Gaffney	140	54	174
David P. Gaughan	109	60	199
Joel P. Glickman	152	53	163
Jayne A. Valio	179	34	155
Paul D. Zirpolo	131	32	205

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.
Registrant

Date: May 24, 2016	By:	/s/ Kathleen M. Cronin
	Name:	Kathleen M. Cronin
	Title:	Senior Managing Director, General Counsel and Corporate Secretary